UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2015 (March 24, 2015)

Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Orchid Island Capital, Inc. (the “Company”) adopted the 2015 Long Term Incentive Compensation Plan (the “2015 Plan”) which sets forth terms and conditions on which equity awards may be made by the Company under the Orchid Island Capital, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) which was previously approved by the Company’s stockholders.

Participants under the 2015 Plan will be eligible to earn awards for performance over the next one year, three year and five year periods.  A bonus pool will be established under the 2015 Plan for each of the one, three and five year measurement periods.  The amount credited to the bonus pool will be based on the Company’s performance under each of the three performance measures of the 2015 Plan for each of the three measurement periods.  The Committee, in its discretion, will determine each Participant’s award.

Full details of the Plan are filed as Exhibit 99.1 to this Report on Form 8-K.  Exhibit 99.1 is incorporated by reference into this Item 5.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
99.1	2015 Long-Term Equity Incentive Compensation Plan (the “2015 Plan”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2015	ORCHID ISLAND CAPITAL, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	2015 Long-Term Equity Incentive Compensation Plan (the “2015 Plan”)